EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                               State or Country
                           Name of Company                     of Incorporation
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Factory Street Corporation.............................           Tennessee

Bay Area Recycling Fibers, Inc........................            Florida